EXHIBIT 99.1
Vital Energy Announces Conversion of 2.0% Cumulative Mandatorily Convertible Series A Preferred Stock
TULSA, OK - May 28, 2024 - Vital Energy, Inc. (NYSE: VTLE) ("Vital Energy" or the "Company") today announced its intention to mandatorily convert all outstanding shares of its 2.0% Cumulative Mandatorily Convertible Series A Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"), into shares of the Company’s common stock, par value $0.01 per share, on June 4, 2024 pursuant to the terms of the Certificate of Designations of 2.0% Cumulative Mandatorily Convertible Series A Preferred Stock. Holders of Series A Preferred Stock do not need to take any action. As of May 28, 2024, the Company had 1,575,376 shares of Series A Preferred Stock outstanding.
On June 4, 2024, each outstanding share of Series A Preferred Stock will automatically convert into one (1) share of common stock. The number of shares of common stock issuable on conversion was determined as set forth in the Certificate of Designations.
Upon conversion, the Series A Preferred Stock will no longer be outstanding and all rights with respect to the Series A Preferred Stock will cease and terminate following receipt of the number of shares of common stock issuable upon conversion of the Series A Preferred Stock.
About Vital Energy
Vital Energy, Inc. is an independent energy company with headquarters in Tulsa, Oklahoma. Vital Energy's business strategy is focused on the acquisition, exploration and development of oil and natural gas properties in the Permian Basin of West Texas.
Additional information about Vital Energy may be found on its website at www.vitalenergy.com.
Forward Looking Statements
This press release and any oral statements made regarding the contents of this release contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, that address activities that Vital Energy assumes, plans, expects, believes, intends, projects, indicates, enables, transforms, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. Such statements are not guarantees of future performance and involve risks, assumptions and uncertainties.
General risks relating to Vital Energy include, but are not limited to, continuing and worsening inflationary pressures and associated changes in monetary policy that may cause costs to rise; changes in domestic and global production, supply and demand for commodities, including as a result of actions by the Organization of Petroleum Exporting Countries and other producing countries (“OPEC+”) and the Russian-Ukrainian or Israeli-Hamas military conflicts, the decline in prices of oil, natural gas liquids and natural gas and the related impact to financial statements as a result of asset impairments and revisions to reserve estimates, reduced demand due to shifting market perception towards the oil and gas industry; competition in the oil and gas industry; the ability of the Company to execute its strategies, including its ability to successfully identify and consummate strategic acquisitions at purchase prices that are accretive to its financial results and to successfully integrate acquired businesses, assets and properties, pipeline transportation and storage constraints in the Permian Basin, the effects and duration of the outbreak of disease, and any related government policies and actions, long-term performance of wells, drilling and operating risks, the possibility of production curtailment, the impact of new laws and regulations, including those regarding the use of hydraulic fracturing, and under the Inflation Reduction Act (the “IRA”), including those related to climate change, the impact of legislation or regulatory initiatives intended to address induced seismicity on our ability to conduct our operations; uncertainties in estimating reserves and production results; hedging activities, tariffs on steel, the impacts of severe weather, including the freezing of wells and pipelines in the Permian Basin due to cold weather, technological innovations and scientific developments, physical and transition risks associated with climate change, increased attention to ESG and sustainability-related matters, risks related to our public statements with respect to such matters that may be subject to heightened scrutiny from public and governmental authorities related to the risk of potential “greenwashing,” i.e., misleading information or false claims overstating potential sustainability-related benefits, risks regarding potentially conflicting anti-ESG initiatives from certain U.S. state or other governments, possible impacts of litigation and regulations, the impact of the Company’s transactions, if any, with its securities from time to time, the impact of new environmental, health and safety requirements applicable to the Company’s business activities, the possibility of the elimination of federal income tax deductions for oil and gas exploration and development and imposition of any additional taxes under the IRA or otherwise, and other factors, including those and other risks described in its Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Annual Report”) and those set forth from time to time in other filings with the Securities and Exchange Commission (“SEC”). These documents are available through Vital Energy’s website at www.vitalenergy.com under the tab “Investor Relations” or through the SEC’s Electronic Data Gathering and Analysis Retrieval System at www.sec.gov. Any of these factors could cause Vital Energy’s actual results and plans to differ materially from those in the forward-looking statements. Therefore, Vital Energy can give no assurance that its future results will be as estimated. Any forward-looking statement speaks only as of the date on which such statement is made. Vital Energy does not intend to, and disclaims any obligation to, correct, update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Contact
Ron Hagood
918.858.5504
ir@vitalenergy.com
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